EXHIBIT 99.2

eBay Inc. to Separate eBay and PayPal
into Independent Publicly Traded Companies in 2015
  Maximizes strategic focus and flexibility for eBay and PayPal to capitalize on respective growth opportunities in highly competitive, rapidly changing global commerce and payments markets
  Preserves eBay and PayPal relationships through arm’s length operating agreements
  Provides shareholders with more targeted investment opportunities; best path to sustainable shareholder value
Devin Wenig, president of eBay Marketplaces, to become CEO of new eBay company following separation; American Express executive Dan Schulman joins PayPal immediately as President and CEO designee for PayPal post-separation; eBay Inc. President and CEO John Donahoe and CFO Bob Swan to oversee separation and serve on boards of new independent companies

San Jose, Calif. (Sept 30, 2014)  – eBay Inc. (Nasdaq: EBAY) today said its Board of Directors, following a strategic review of the company’s growth strategies and structure, has approved a plan to separate the company’s eBay and PayPal businesses into independent publicly traded companies in 2015, subject to customary conditions. Creating two standalone businesses best positions eBay and PayPal to capitalize on their respective growth opportunities in the rapidly changing global commerce and payments landscape, and is the best path for creating sustainable shareholder value, the company said.

“eBay and PayPal are two great businesses with leading global positions in commerce and payments,” said eBay Inc. President and CEO John Donahoe. “For more than a decade eBay and PayPal have mutually benefited from being part of one company, creating substantial shareholder value. However, a thorough strategic review with our board shows that keeping eBay and PayPal together beyond 2015 clearly becomes less advantageous to each business strategically and competitively. The industry landscape is changing, and each business faces different competitive opportunities and challenges.

“eBay and PayPal will be sharper and stronger, and more focused and competitive as leading, standalone companies in their respective markets,” Donahoe continued. “As independent companies, eBay and PayPal will enjoy added flexibility to pursue new market and partnership opportunities. And we are confident following a thorough assessment of the relationships between eBay and PayPal that operating agreements can maintain synergies going forward. Our board and management team believe that putting eBay and PayPal on independent paths in 2015 is best for each business and will create additional value for our shareholders.”

As the company has previously stated, eBay’s board of directors has a practice of regularly reviewing the company’s growth strategies and structure, and assessing all alternatives. As part of such assessments, the board regularly explores the following questions: Will separation make eBay and PayPal more competitive? Will separation be possible without distracting innovation and execution? And, will separation create sustainable value for shareholders over time?

In its recently completed review, the board concluded:
  A changing competitive landscape creates enormous opportunities for eBay and PayPal; separation will create sharper strategic focus and better position each business to capitalize on those growth opportunities as independent companies. The pace of industry change and innovation in commerce and payments requires maximum flexibility to stay competitive and drive global leadership.
  The benefits of the existing relationships between eBay and PayPal will naturally decline over time and can be optimized in arm’s length operating agreements between the two entities. Arm’s length operating agreements can formalize the existing relationships between the two companies and capture ongoing synergies.
  This is the best path for delivering sustainable shareholder value. eBay is a leading global commerce platform that has benefited from PayPal, and PayPal is a strong, rapidly growing global payments leader because it has been part of eBay. But beyond 2015, eBay and PayPal will each benefit more and create greater value from the strategic focus, speed, flexibility and agility that come with being independent publicly traded companies.
The future
The company expects to complete the transaction as a tax-free spin-off in the second half of 2015, subject to market, regulatory and certain other conditions.

eBay Inc. President and CEO John Donahoe and company CFO Bob Swan will be responsible for leading the separation of each business, with board oversight. This includes determining appropriate management and capital structures for eBay and PayPal, and putting in place appropriate operating agreements. Neither Donahoe nor Swan will have an executive management role in the new eBay and PayPal companies. But to provide continuity, they each expect to serve on one or both of the boards of the two companies.

The “new” eBay
Devin Wenig, currently president of eBay Marketplaces, will become CEO of the new eBay company. As CEO of eBay, Wenig will lead the eBay Marketplaces and eBay Enterprise businesses. Revenue over the last twelve months1 for these two businesses grew approximately 10% year-over-year to $9.9 billion, with eBay Marketplaces accounting for about $8.7 billion. eBay Marketplaces and eBay Enterprise collectively handled approximately $85 billion of gross merchandise volume and gross merchandise sales, which grew 13 percent year over year.  Scott Schenkel, currently the CFO of eBay Marketplaces will become the CFO of the new eBay company.

A global commerce leader with 149 million active buyers, eBay is one of the world’s top 30 global brands and a top 10 retail global brand.2   Offering consumers worldwide extraordinary value and selection, eBay has more than 700 million live listings at any given time, and approximately 75% of sold items are new. eBay also is a leader in emerging competitive battlegrounds such as mobile and cross-border commerce. eBay has an installed mobile base of 200 million apps, generating $20 billion in mobile volume. Cross-border commerce represents 20% of eBay’s gross merchandise volume and 61% of Marketplaces revenue is international.

“eBay has been a leading innovator in the world of commerce for almost 20 years; it’s an incredibly special business,” Donahoe said. “Since joining eBay three years ago, Devin has proven to be an exceptional global leader and operating executive. He is steadily enhancing eBay’s unique assets and capabilities and creating new commerce experiences to ensure long-term growth and commerce leadership. He will make a fantastic CEO of eBay.”

The “new” PayPal
Concurrent with the announcement of the business separation plan, the company also today announced the appointment of Dan Schulman to be President of PayPal, effective immediately, and CEO-designee of the standalone PayPal company following separation.

Schulman joins PayPal from America Express, where he was president of the company’s Enterprise Growth Group. A seasoned leader in multiple industries, Schulman has held senior executive and CEO roles at AT&T, Priceline and Virgin Mobile, prior to joining American Express.

“As both a leading global technology platform and a financial services business, PayPal requires a diverse blend of leadership skills and operating experience in its president and future CEO,” Donahoe said. “Dan has a proven track record of leading complex technology businesses at scale, driving sustainable growth and understanding how to innovate to drive competitive advantage and deliver compelling experiences for customers. I am thrilled to have him lead PayPal forward as a publicly traded, independent global payments leader, and we welcome him to the team.”

PayPal is a rapidly growing global leader in digital payments and the most trusted digital wallet, with more than 152 million active registered accounts. Accounts grew 15% year-over-year last quarter. Revenue over the last twelve months grew by 19% over the prior year period to approximately $7.2 billion.

PayPal facilitates one in every six dollars spent online today. Total payments volume over the last twelve months increased by 26% to $203 billion, providing merchants and consumers worldwide a faster, safer way to pay and be paid. PayPal is fully localized in 26 currencies and is available in 203 markets worldwide, and has relationships with 15,000 financial institutions. Representative of its global reach, PayPal is the No. 1 payments processor for business to consumer exports for Chinese merchants.

With acquisitions such as Braintree and its new One Touch mobile payments experience, PayPal continues to lead and innovate in mobile payments. One Touch is the industry’s first and only single touch payments experience. PayPal processed $27 billion in mobile payments volume in 2013. PayPal expects to process 1 billion mobile transactions in 2014.

A strong record of delivering shareholder value
Since 2008, eBay Inc.’s board and management team have led a successful turnaround of the company’s core eBay Marketplace business; have dramatically grown PayPal and drove digital payments innovation; and through 37 acquisitions have built a strong portfolio of global commerce and payments technologies, assets and capabilities.

The company’s board and management team have a clear track record of making the right decisions for eBay and its shareholders.

“Together, eBay and PayPal have delivered substantial value creation for our shareholders,” Donahoe said. “We believe eBay and PayPal will continue to do so as separate, independent companies. Tremendous opportunities exist for each business.”

Goldman, Sachs & Co. and Allen & Company LLC are serving as financial advisors and Wachtell, Lipton, Rosen and Katz is serving as legal counsel to eBay Inc.

1  Last four public quarters

2  Interbrand

Conference Call and Webcast
eBay Inc. will host a conference call to discuss the separation of eBay and Paypal at 8:00 am ET.  A live webcast of the conference call, together with a slide presentation can be accessed through the company's Investor Relations website at http://investor.ebayinc.com. In addition, an archive of the webcast will be accessible for 90 days through the same link.

eBay Inc. uses its Investor Relations website at http://investor.ebayinc.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor, in addition to following press releases, SEC filings, public conference calls and webcasts.

About eBay Inc.

eBay Inc. (NASDAQ: EBAY) is a global commerce and payments leader, providing a robust platform where merchants of all sizes can compete and win. Founded in 1995 in San Jose, Calif., eBay Inc. connects millions of buyers and sellers and enabled $205 billion* of commerce volume in 2013. We do so through eBay, one of the world's largest online marketplaces, which allows users to buy and sell in nearly every country on earth; through PayPal, which enables individuals and businesses to securely, easily and quickly send and receive digital payments; and through eBay Enterprise, which enables omnichannel commerce, multichannel retailing and digital marketing for global enterprises in the U.S. and internationally. We also reach millions through specialized marketplaces such as StubHub, the world's largest ticket marketplace, and eBay classifieds sites, which together have a presence in more than 1,000 cities around the world. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.

* This adjusted number reflects decision to remove vehicles and real estate GMV from ongoing total GMV and ECV metrics (previously stated ECV for 2013 was $212 billion, incorporating vehicles and real estate GMV).

Forward-Looking Statements
This press release contains forward-looking statements relating to, among other things, the planned separation of eBay Inc.’s Marketplaces and PayPal businesses and the future performance of eBay Inc. and its consolidated subsidiaries that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties.  These statements include, but are not limited to, the completion and timing of any such separation, the future performance of the Marketplaces and PayPal businesses on a standalone business if the separation is completed, and the future growth of mobile payments and mobile commerce. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance.  There is no assurance as to the timing of the spin-off or whether it will be completed.  Other factors that could cause or contribute to such differences include, but are not limited to: whether the operational, marketing and strategic benefits of the separation can be achieved; whether the costs and expenses of the separation can be controlled within expectations; changes in political, business and economic conditions, any European, Asian or general economic downturn or crisis (including any economic disruption or sanctions related to Ukraine or Russia) and any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; our need to successfully react to the increasing importance of mobile payments and mobile commerce and the increasing social aspect of commerce; our ability to deal with the increasingly competitive ecommerce environment, including competition for sellers from other trading sites and other means of selling, and competition for buyers from other merchants, online and offline; changes to capital allocation or management of operating cash; our need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the effect of management changes and business initiatives; our need and ability to manage other regulatory, tax and litigation risks as services are offered in more jurisdictions and applicable laws become more restrictive; any changes to product offerings; the competitive, regulatory, payment card association-related and other risks specific to PayPal and Bill Me Later, especially as PayPal continues to expand geographically and introduce new products and as new laws and regulations related to financial services companies come into effect; our ability to timely upgrade and develop technology systems, infrastructure and customer service capabilities at reasonable cost; our ability to maintain site stability and performance on all sites while adding new products and features in a timely fashion; and our ability to profitably integrate, manage and grow businesses that have been acquired or may be acquired in the future.  The forward-looking statements in this communication do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect our operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in eBay Inc.’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the eBay Inc. Investor Relations website at http://investor.ebayinc.com or the SEC’s website at www.sec.gov.  All information in this communication is as of the date hereof.  Undue reliance should not be placed on the forward-looking statements in this communication, which are based on information available to eBay Inc. on the date hereof.  eBay Inc. assumes no obligation to update such statements, except as required by law.

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